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                                  EXHIBIT 24.4


                           CONSENT OF ROGER G. CASTRO


                             DATED NOVEMBER 20, 2000






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                           CONSENT OF ROGER G. CASTRO

                           CERTIFIED PUBLIC ACCOUNTANT


         The  undersigned   independent   certified  public  accountant  hereby
consents to the inclusion of its report in the financial statements of thehealthchannel.com, Inc. for the period since inception on September 4, 1996 to December 31, 1996, years ended December 31, 1997 and 1998, and the period since inception on September 4, 1996 to December 31, 1998, and to the reference to it as experts in accounting and auditing relating to the said financial statements, in the Form SB-2 Registration Statement for thehealthchannel.com, Inc.




/s/ Roger G. Castro
-----------------------------------
Roger G. Castro
Certified Public accountant
Oxnard, California


Dated:  November 20, 2000